UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 28, 2009

Century Aluminum Company
(Exact name of registrant as specified in its charter)

Delaware	0-27918	13-3070826
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2511 Garden Road Building A, Suite 200 Monterey, California (Address of principal executive offices)	93940 (Zip Code)
(831) 642-9300
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 3.02 Unregistered Sales of Equity Securities

Century Aluminum Company has entered into agreements pursuant to which it will issue an aggregate of approximately 4.3 million shares of its common stock, par value $0.01 per share, in exchange for approximately $45 million aggregate principal amount of its 1.75% convertible senior notes due 2024 (the “Notes”).  When combined with previously disclosed transactions that have closed (approximately $15 million aggregate principal amount) and previously disclosed agreements expected to close in the fourth quarter (approximately $68 million aggregate principal amount), we have issued or agreed to issue an aggregate of approximately 11.4 million shares of common stock, par value $0.01 per share, in exchange for approximately $128 million aggregate principal amount of Notes.  After concluding the transactions described above, we will have approximately $47 million aggregate principal amount of Notes outstanding.  Holders of the Notes may require us to purchase for cash all or part of the Notes then outstanding at par on August 1, 2011.

Investors party to certain of the agreements described above have agreed to consent to certain amendments or modifications to the indenture governing the Notes that may be solicited by us on or prior to the date of the exchanges.  We cannot assure you that we will solicit any such consent or, if we do solicit such consents, that any such consent solicitation will be successful.

The issuance of common stock in connection with the agreements will be made by us pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 3(a)(9) of such Act, on the basis that the exchanges constituted exchanges with existing holders of our securities and no commission or other remuneration was paid or given directly or indirectly to any party for soliciting such exchanges.

Given the state of the financial and credit markets and our current and expected liquidity and capital resource needs, we are exploring a variety of financing alternatives, including the type of transactions described above, the purchase of Notes or other securities and related transactions.  We will continue to consider these and other types of transactions which we believe would benefit us by strengthening our financial position.

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of U.S. federal securities laws.  Century has based its forward-looking statements on current expectations and projections about the future, however, these statements are subject to risks, uncertainties and assumptions.  Any of these risks and uncertainties could cause Century’s actual results to differ materially from those expressed in its forward-looking statements.  More information about Century’s risks, uncertainties and assumptions can be found in the risk factors and forward-looking statements cautionary language contained in Century’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and in other filings made with the Securities and Exchange Commission.  Century does not undertake, and specifically disclaims, any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date such forward-looking statements are made.

This Current Report on Form 8-K does not constitute an offer to exchange, or a solicitation of consents relating to, the Notes or other securities of Century for common stock or other securities of Century.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTURY ALUMINUM COMPANY
Date:	October 2, 2009	By:	/s/ William J. Leatherberry
Name: William J. Leatherberry Title: Senior Vice President, General Counsel and Assistant Secretary